Exhibit 1.1

Execution Version

1,100,000 Common Units

RHINO RESOURCE PARTNERS LP

UNDERWRITING AGREEMENT

September 10, 2013

Raymond James & Associates, Inc.

880 Carillon Parkway
St. Petersburg, Florida  33716

Ladies and Gentlemen:

Rhino Resource Partners LP, a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell to Raymond James & Associates, Inc. (the “Underwriter”) pursuant to this agreement (this “Agreement”), an aggregate of 1,100,000 common units (the “Firm Units”), representing limited partner interests in the Partnership (the “Common Units”).  In addition, the Partnership also proposes to grant to the Underwriter, upon the terms and conditions stated herein, an option to purchase up to an additional 165,000 Common Units (the “Additional Units,” and together with the Firm Units, the “Units”).

Rhino Energy LLC, a Delaware limited liability company and wholly-owned subsidiary of the Partnership (the “OLLC”), owns, directly or indirectly, 100% of the limited liability company interests of each of CAM Mining LLC, a Delaware limited liability company (“CAM Mining”), Rhino Northern Holdings LLC, a Delaware limited liability company (“Rhino Northern”), Castle Valley Mining LLC, a Delaware limited liability company (“Castle Valley”), Rhino Energy WV LLC, a Delaware limited liability company (“Rhino WV”), CAM Ohio Real Estate LLC, a Delaware limited liability company (“CAM Ohio”), The Elk Horn Coal Company, LLC, a Delaware limited liability company (“Elk Horn”), Hopedale Mining LLC, a Delaware limited liability company (“Hopedale”) and Rhino Coalfield Services LLC, a Delaware limited liability company (“Coalfield Services”).  Rhino WV owns 51% of the limited liability company interests of Rhino Eastern LLC, a Delaware limited liability company (“Rhino Eastern”).  The OLLC, CAM Mining, Rhino Northern, Castle Valley, Rhino WV, Rhino Eastern, CAM Ohio, Hopedale, Elk Horn and Coalfield Services are collectively referred to herein as the “Operating Subsidiaries.”

The Partnership and Rhino GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), are collectively called the “Partnership Parties.”  The Partnership Parties and the Operating Subsidiaries are the “Partnership Entities.”

The “Organizational Agreements” shall mean the Second Amended and Restated Limited Liability Company Agreement of the OLLC, effective as of October 5, 2010 (the

“OLLC Operating Agreement”) and the limited liability company agreements of the Operating Subsidiaries.  The “Operative Agreements” shall mean the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 26, 2010 (the “Partnership Agreement”), and the First Amended and Restated Limited Liability Company Agreement of the General Partner, dated October 5, 2010, as amended by the First Amendment to the Amended and Restated Limited Liability Company Agreement the General Partner, dated January 1, 2012 (the “General Partner Agreement”).  The “Organizational Documents” shall mean the Operative Agreements or the Organizational Agreements, as applicable, of any Partnership Entity, or the certificates of limited partnership or formation or incorporation, bylaws and other organizational documents.

This is to confirm the agreement among the Partnership Parties and the Underwriter, concerning the purchase of the Units from the Partnership by the Underwriter.

1.                                      Registration Statement and Prospectus.  The Registration Statement (as defined herein) (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Act; and (iii) has been declared effective under the Act.  Copies of the Registration Statement and any amendment thereto have been delivered by the Partnership to the Underwriter.  As used in this Agreement:

(i)                                     “Time of Sale” means 7:45 a.m., New York City time, on September 10, 2013;

(ii)                                  “Base Prospectus” shall mean the base prospectus contained in the Registration Statement at the Time of Sale;

(iii)                               “Effective Date” means the date and time as of which the Registration Statement, or any post-effective amendment or amendments thereto, was or is declared effective by the Commission;

(iv)                              “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering and sale of the Units;

(v)                                 “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which is used in connection with the offering and sale of the Units prior to the filing of the Prospectus, together with the Base Prospectus;

(vi)                              “Time of Sale Information” means, as of the Time of Sale, the Preliminary Prospectus, together with the information set forth on Schedule II hereto and each Issuer Free Writing Prospectus identified on Schedule I hereto, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;

(vi)                              “Prospectus” means the final prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) after the Time of Sale, together with the Base Prospectus; and

(vii)                           “Registration Statement” means the registration statement on Form S-3 (File No. 333-177151), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement and any base prospectus and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Time of Sale and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as defined herein).  Any reference herein to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional Common Units under Rule 462(b) of the Rules and Regulations.

Any reference to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Time of Sale Information or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be.  As used herein, the term “Incorporated Documents” means the documents that are incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information or the Prospectus or any amendment or supplement thereto.

2.                                      Agreements to Sell and Purchase.  The Partnership hereby agrees to issue and sell the Firm Units to the Underwriter and, upon the basis of the representations, warranties and agreements of the Partnership Parties herein contained and subject to all the terms and conditions set forth herein, the Underwriter agrees to purchase from the Partnership the Firm Units at a purchase price of $11.69 per Common Unit (the “purchase price per Unit”).

The Partnership hereby also agrees to sell to the Underwriter, and, upon the basis of the representations, warranties and agreements of the Partnership Parties herein contained and subject to all the terms and conditions set forth herein, the Underwriter shall have the right for 30 days from the date of the Prospectus, to purchase from the Partnership up to 165,000 Additional Units at the purchase price per Unit for the Firm Units.  The option to purchase Additional Units may be exercised at any time within 30 days after the date of the Prospectus.

3.                                      Terms of Public Offering.  The Partnership Parties have been advised by the Underwriter that it proposes to make a public offering of the Units as soon after this Agreement has become effective as in your judgment is advisable and initially to offer the Units upon the terms and conditions set forth in the Prospectus.

4.                                      Delivery of the Units and Payment Therefor.  Delivery to the Underwriter of the Firm Units and payment therefor shall be made at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 25th Floor, New York, NY 10103, at 9:00 a.m., New York City time, on September 13, 2013, or such other place, time and date (the “Closing Date”) as shall be determined by agreement between the Underwriter and the Partnership.

Delivery to the Underwriter of and payment for any Additional Units to be purchased by the Underwriter shall be made at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 25th Floor, New York, NY 10103, at 9:00 a.m., New York City time, on such date or dates (the “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice, from the Underwriter to the Partnership Parties, of the Underwriter’s determination to purchase a number, specified in such notice, of Additional Units. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Units as to which the Underwriter is exercising the option and (ii) the names and denominations in which the certificates for which the Additional Units are to be registered.  The place of closing for the Additional Units and each Additional Closing Date may be varied by written agreement between the Underwriter and the Partnership.

Delivery of the Firm Units and of any Additional Units to be purchased hereunder shall be made through the facilities of The Depository Trust Company (“DTC”) against payment of the purchase price therefore by wire transfer of immediately available funds to an account or accounts specified in writing, not later than the close of business on the business day next preceding the Closing Date or each Additional Closing Date, as the case may be, by the Partnership Parties.  Payment for the Units sold by the Partnership hereunder shall be delivered by the Underwriter to the Partnership.

5.                                      Covenants and Agreements of the Partnership Parties.

The Partnership Parties, jointly and severally, covenant and agree with each of the several Underwriter as follows:

(a)                                 Preparation of Prospectus and Registration Statement.  The Partnership Parties will use their best efforts to prepare the Prospectus and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement.  The Partnership Parties will advise you promptly and, if requested by you, will confirm such advice in writing:  (i) of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes; and (iii) within the period of time referred to in Section 5(f) below, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership Parties, taken as a whole, or of the happening of any event that comes to the attention of the Partnership Parties that makes any statement of a material fact made in the Registration Statement, the Time of Sale Information or the Prospectus untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Preliminary Prospectus or the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus to comply with the Act or any other applicable law.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership Parties will use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.  The Partnership Parties will provide the Underwriter with copies of the form of Prospectus, in such number as the Underwriter may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the Rules and Regulations before the close of business on the second business day immediately following the date hereof.

(b)                                 Post-Effective Amendments.  The Partnership will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership Parties or the Underwriter, be required by the Act or requested by the Commission.

(c)                                  Filing of Amendment or Supplement.  The Partnership will not file any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus of which you have not previously been advised or to which you have reasonably objected in writing after being so advised, unless the Partnership has determined based on the advice of counsel that such amendment, supplement or other filing is required by law.

(d)                                 Issuer Free Writing Prospectus.  The Partnership will not make any offer relating to the Common Units that would constitute an Issuer Free Writing Prospectus without your prior consent.  The Partnership will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document (if required to be filed pursuant to the Act) and to prepare and furnish without charge to the Underwriter as many copies as it may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(e)                                  Copies of Preliminary Prospectus to the Underwriter.  Prior to the execution and delivery of this Agreement, the Partnership Parties have delivered or will deliver to you, without charge, in such quantities as you have reasonably requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus.  Consistent with the provisions of Section 5(g) hereof, the Partnership consents to the use, in accordance with the provisions of the Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Units are offered by the Underwriter and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Partnership.

(f)                                   Copies of Prospectus to the Underwriter.  As soon after the Time of Sale as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriter a prospectus is required by the Act to be delivered in connection with sales by the Underwriter or a dealer, the Partnership Parties will deliver to the Underwriter and each dealer, without charge, as many copies of the Prospectus as they may reasonably request.  The Partnership consents to the use of the Prospectus in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the Underwriter and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Underwriter or dealer.  If at any time prior to the completion of the distribution of the Units pursuant to the offering contemplated by the Registration Statement, any event shall occur that in the judgment of the Partnership or in the reasonable opinion of counsel for the Underwriter and the Partnership is required to be set forth in the Prospectus or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other applicable law, the Partnership will prepare and, subject to Section 5(c) hereof, file with the Commission, an appropriate supplement or amendment thereto, and will furnish to the Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

(g)                                  Blue Sky Laws.  The Partnership Parties will cooperate with you and your counsel in connection with the registration or qualification of the Units for offering and sale by you and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Units, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Units in any jurisdiction is suspended, the Partnership Parties shall so advise you promptly in writing.

(h)                                 Reports to Unitholders.  The Partnership will make generally available to its unitholders and to you as soon as reasonably practicable, but in any event not later than sixteen months after the date of the Time of Sale Information, a consolidated earnings statement (in form complying with the provisions of Rule 158 of the Rules and Regulations), which need not be audited and shall satisfy the provisions of Section 11(a) of the Act.

(i)                                     Termination Expenses.  If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 11 hereof) or if this Agreement shall be terminated by the Underwriter because of any inability, failure or refusal on the part of the Partnership Parties to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Partnership agrees to reimburse you and the Underwriter for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of your counsel, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

(j)                                    Lock-Up Period.  For a period commencing on the date hereof and ending on the 45th day after the date of the Prospectus (the “Lock-Up Period”), the Partnership will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than (A) the Common Units or securities convertible into or exchangeable for Common Units issued pursuant to employee benefit plans, qualified option plans or other employee or director compensation plans or arrangements existing on the date hereof or as contemplated in the Registration Statement, the Time of Sale Information and the Prospectus, and (B) purchases of Common Units in open market transactions following the completion of the offering and sale of the Units and transfers of such Common Units to employees, officers or directors pursuant to employee benefit plans, qualified option plans or other employee or director compensation plans or arrangements existing on the date hereof), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of such options, rights or warrants pursuant to employee benefit plans, qualified option plans or other employee or director compensation plans or arrangements existing on the date hereof or as contemplated in the Registration Statement, the Time of Sale Information and the Prospectus), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible into or exchangeable for Common Units or any other securities of the Partnership (other than any registration statement on Form S-8) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Underwriter, and to cause the executive officers and directors of the General Partner and the unitholders of the Partnership set forth on Schedule III hereto to furnish to the Underwriter, prior to the Closing Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or announces material news or the occurrence of a material event relating to the Partnership or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this Section 5(j) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Underwriter waives such extension in writing.

(k)                                 Interim Financial Statements.  Prior to the Closing Date or each Additional Closing Date, as the case may be, the Partnership Parties will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Partnership for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

(l)                                     Stabilization.  The Partnership will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of any of the Units.

(m)                             NYSE.  The Partnership will timely file with the New York Stock Exchange (the “NYSE”) all documents and notices required by the NYSE for the listing of the Units.

(n)                                 No Distribution of Other Offering Materials.  None of the Partnership Entities shall distribute and, prior to the later to occur of the Closing Date or any Additional Closing Date and completion of the distribution of the Units, will not distribute, any offering material in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Time of Sale Information, the Prospectus and any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with this Agreement.

(o)                                 Application of Proceeds.  The Partnership will apply the net proceeds from the sale of the Units to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

6.                                      Representations and Warranties of the Partnership Parties.

The Partnership Parties hereby, jointly and severally, represent and warrant to the Underwriter on the date hereof, and shall be deemed to represent and warrant to the Underwriter on the Closing Date and each Additional Closing Date, as the case may be, that:

(a)                                 Partnership Not an “Ineligible Issuer.”  The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, is not on the date hereof and will not be on the Closing Date and each Additional Closing Date, as the case may be, an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).

(b)                                 No Stop Order.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.  No order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.

(c)                                  Form of Documents.  The Registration Statement conformed in all material respects on the Effective Date and will conform in all material respects on each of the Closing Date and each Additional Closing Date, as the case may be, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Act and the Rules and Regulations.  The Preliminary Prospectus conformed, in all material respects, and the Prospectus will conform, in all material respects, to the applicable requirements of the Act and the Rules and Regulations when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the Closing Date and each Additional Closing Date, as the case may be.  The Incorporated Documents conformed when filed with the Commission, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder.

(d)                                 No Material Misstatements or Omissions in Registration Statement.  The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership Parties through the Underwriter specifically for inclusion therein.

(e)                                  No Material Misstatements or Omissions in Prospectus.  The Prospectus will not, as of its date and on the Closing Date and each Additional Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership Parties through the Underwriter specifically for inclusion therein.

(f)                                   Incorporated Documents.  The Incorporated Documents filed prior to the Time of Sale, when filed with the Commission, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)                                  No Material Misstatements or Omissions in Time of Sale Information.  The Time of Sale Information did not, as of the Time of Sale, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Partnership Parties by or through the Underwriter specifically for inclusion therein.

(h)                                 No Material Misstatements or Omissions in Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Time of Sale Information at the Time of Sale, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Partnership Parties by or through the Underwriter specifically for inclusion therein.

(i)                                     Issuer Free Writing Prospectus Conform to the Requirements of the Act.  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriter.  The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.  The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations.

(j)                                    Ownership of the General Partner.  The only issued limited liability company interests in the General Partner consists of Class A membership interests (“Class A Membership Interests”) and principals and affiliates of Wexford Capital LP, a Delaware limited partnership (“Wexford Capital”), own a majority of the Class A Membership Interests in the General Partner; such Class A Membership Interests are duly authorized and validly issued in accordance with the General Partner Agreement and are fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware Uniform Limited Liability Company Act (the “Delaware LLC Act”)).

(k)                                 Power and Authority to Act as the General Partner.  The General Partner has the requisite limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(l)                                     Ownership of the General Partner Interest in the Partnership.  As of the date hereof and the Closing Date, the General Partner is the sole general partner of the Partnership and owns the General Partner’s 2.0% general partner interest (the “GP Interest”); such GP Interest is duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such GP Interest and free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”).

(m)                             Ownership of the Incentive Distribution Rights.  The General Partner owns all of the incentive distribution rights, as such term is defined in the Partnership Agreement (the “Incentive Distribution Rights”); such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)).

(n)                                 Outstanding Common Units and Subordinated Units.  As of the date hereof the Partnership had outstanding an aggregate of 15,374,896 Common Units and 12,397,000 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”); such Common Units and Subordinated Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(o)                                 No Other Subsidiaries of the General Partner.  Other than with respect to the other Partnership Entities or any subsidiaries which would not be deemed to be a “significant subsidiary” of the General Partner (as such term is defined in Section 1-02(w) of Regulation S-X of the Act), the General Partner does not own, and at the Closing Date and each Additional Closing Date, as the case may be, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(p)                                 No Other Subsidiaries of the Partnership.  Other than (i) the Partnership’s ownership of 100% of the limited liability company interest in the OLLC, (ii) the OLLC’s ownership, directly or indirectly, of 100% of the limited liability company interest in each of the Operating Subsidiaries (with the exception of Rhino Eastern), and (iii) any subsidiaries which would not be deemed to be a “significant subsidiary” of the Partnership (as such term is defined in Section 1-02(w) of Regulation S-X of the Act), neither the Partnership nor the OLLC owns, and at the Closing Date and each Additional Closing Date, as the case may be, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(q)                                 Capitalization of the Partnership.       The Partnership has the authorized capitalization as set forth in each of the Time of Sale Information and the Prospectus.

(r)                                    Duly Authorized and Validly Issued Units.  At the Closing Date or each Additional Closing Date, as the case may be, the Firm Units or the Additional Units, as the case may be, and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriter against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act).

(s)                                   No Preemptive Rights, Options or Registration Rights.  Except as described in the Registration Statement, the Time of Sale Information and the Prospectus or as provided in the Operative Agreements or the Amended and Restated Credit Agreement, dated as of July 29, 2011, with PNC Bank, National Association, as Administrative Agent and the other lenders party thereto, as amended by the First Amendment to Amended and Restated Credit Agreement, dated April 18, 2013 (as amended, modified or supplemented from time to time prior to the Closing Date, the “Credit Agreement”), there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, Common Units or other equity securities of any Partnership Entity or (ii) outstanding options or warrants to purchase any Common Units or other equity interests in any Partnership Entity.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any Partnership Entity, except such rights as have been waived or satisfied.

(t)                                    Conformity of Units to Description in the Preliminary Prospectus.  The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(u)                                 Formation and Qualification of the Partnership Entities.  Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of its respective jurisdiction of formation, with all limited partnership or limited liability company power and authority, as applicable, necessary to own, operate or lease its properties and to conduct its business, in each case, in all material respects, as presently conducted and as described in the Registration

Statement, Time of Sale Information and the Prospectus, and is duly registered or qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership Entities and their respective subsidiaries, taken as a whole (a “Material Adverse Effect”).

(v)                                 Ownership of the Partnership Subsidiaries.  (i) The Partnership is the sole member of the OLLC and owns 100% of the limited liability company interests in the OLLC, (ii) the OLLC directly or indirectly owns 100% of the limited liability company interests in each of the Operating Subsidiaries (with the exception of Rhino Eastern) and (iii) the OLLC indirectly owns 51% of the limited liability company interests in Rhino Eastern.  Such limited liability company interests are duly authorized and validly issued in accordance with the applicable Organizational Agreement and are fully paid (to the extent required under such Organizational Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and each applicable Partnership Entity owns such limited liability company interests free and clear of all Liens, other than those set forth in the Registration Statement, the Time of Sale Information and the Prospectus and other than those pursuant to the Credit Agreement.

(w)                               Authority.  Each of the Partnership Parties has the requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder.  The Partnership has the requisite power and authority to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Time of Sale Information and the Prospectus.  At each Closing Date and Additional Closing Date, as the case may be, all partnership and limited liability company action, as the case may be, required to be taken by the Partnership Parties or any of their respective stockholders, members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(x)                                 Authorization, Execution and Delivery of this Agreement.  This Agreement has been duly authorized and validly executed and delivered by or on behalf of the Partnership Parties.

(y)                                 Authorization, Execution and Enforceability of Certain Agreements.

(i)                                     The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and

(ii)                                  the General Partner Agreement has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties, enforceable against such parties in accordance with its terms;

provided, that, with respect to each such agreement, the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(z)                                  No Legal Proceedings or Contracts to be Described or Filed.  There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the Partnership Entities or their respective subsidiaries or to which any of the Partnership Entities or their respective subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus that are not described as required by the Act.  There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as an exhibit to, or incorporated by reference in, the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Act or the Rules and Regulations.

(aa)                          Litigation.  Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there is (i) no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Partnership Parties, threatened, against or involving the Partnership Entities or their respective subsidiaries, and (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities or their respective subsidiaries and that, in each case, would reasonably be expected to individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect.

(bb)                          No Defaults.  None of the Partnership Entities or their respective subsidiaries (i) is in violation of its Organizational Documents, (ii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) is in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated under this Agreement.

(cc)                            No Consents.  No consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or their respective subsidiaries or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Partnership of the Units as described in the Preliminary Prospectus, Time of Sale Information and the Prospectus, or (ii) the execution, delivery, and performance of this Agreement by the Partnership Parties, except (A) such as have been, or prior to the Closing Date or each Additional Closing Date, as the case may be, will be, obtained, (B) such as may be required under the Act, the Exchange Act, the Blue Sky laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution by the Underwriter of the Units in the manner contemplated herein and in the Time of Sale Information and the Prospectus, and (C) such that the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated by this Agreement.

(dd)                          No Conflicts.  None of the (i) offering, issuance and sale of the Units by the Partnership, or (ii) execution, delivery or performance of this Agreement by the Partnership Parties (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated by this Agreement.

(ee)                            Private Placement.  The Partnership has not sold or issued any securities that would be integrated into the offering of the Units contemplated by this Agreement pursuant to the Act or the interpretations thereof by the Commission.

(ff)                              Independent Registered Public Accounting Firm.  Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm with respect to the Partnership, who has audited the financial statements for the year ended December 31, 2012 (including the related notes thereto and supporting schedules) contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), are independent registered public accountants as required by the Act, the Rules and Regulations and the Public Company Accounting Oversight Board. Ernst & Young LLP (“EY”), an independent registered public accounting firm with respect to the Partnership, are independent registered public accountants as required by the Act, the Rules and Regulations and the Public Company Accounting Oversight Board.

(gg)                            Coal Reserve Information; Reserve Engineers.  The estimates of proven and probable coal reserves and non-reserve coal deposits, along with the particular characteristics of such coal reserves and coal deposits, of the Partnership Entities supplied to each of (i) Cardno MM&A (“Cardno”) , independent reserve engineers, for purposes of the audit completed as of December 31, 2012, (ii) Norwest Corporation (“Norwest”), independent reserve engineers, for purposes of the audit completed  as of December 31, 2012 and (iii) John T. Boyd Company

(“Boyd”), independent reserve engineers, for purposes of the audit completed as of December 31, 2012, all of which is included in or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (“Coal Reserve Reports”) represents a reasonable estimate of such information, based upon reasonable assumptions, as of the respective dates indicated.  The Coal Reserve Reports  have been prepared in accordance with industry-accepted standards and in a manner that complies with the applicable requirements of the Act and the Exchange Act and the rules and regulations promulgated thereunder, as applicable.

(hh)                          Reserve Information; Reserve Engineer.  Ryder Scott Company, L.P. (“Ryder Scott”), an independent reserve engineer with respect to the Partnership and its subsidiaries for the period set forth in the Time of Sale Information and the Prospectus, has prepared a report upon which the oil and natural gas reserve estimates as of December 31, 2012 which are included in or incorporated by reference in the Registration Statement, Time of Sale Information and the Prospectus are derived, and, to the knowledge of the Partnership Parties, such estimates fairly reflect in all material respects the oil and natural gas reserves of the Partnership at the dates indicated therein and are in accordance in all material respects with Commission rules and guidelines applied on a consistent basis throughout the periods involved.

(ii)                                  Rights of Way.  Each of the Partnership Entities or their respective subsidiaries has such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus, except for such rights-of-way the failure of which to have obtained, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated in the Registration Statement, the Time of Sale Information and the Prospectus; each Partnership Entity has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failure to perform, revocations, terminations and impairments that would not reasonably be expected to have a material adverse effect upon the ability of the Partnership Entities, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated in the Registration Statement, the Time of Sale Information and the Prospectus, subject in each case to such qualification as may be set forth in the Time of Sale Information and the Prospectus.

(jj)                                Statistical and Market-Related Data.  The statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate in all material respects.

(kk)                          Financial Statements.  The historical financial statements, together with related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the respective dates or for the periods indicated and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The summary historical financial data included in the Preliminary Prospectus and the Prospectus under the caption “Summary—Summary Historical Consolidated Financial and Operating Data” is fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements, as applicable, from which they have been derived, except as described therein.  The other financial data set forth in the Registration Statement and Prospectus has been derived from the accounting records of the Partnership and its subsidiaries, and presents fairly, in all material respects, the information purported to be shown thereby.

(ll)                                  Sarbanes-Oxley Act of 2002.  The Partnership, and to the knowledge of the Partnership Parties, the directors and officers of the General Partner, in their capacity as such, are in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated therewith and the rules of the NYSE that are effective and applicable to the Partnership.

(mm)                  Conduct of Business.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and none of the Partnership Entities or their respective subsidiaries has (i) incurred any liabilities or obligations, indirect, direct or contingent, that are material to the Partnership Entities, taken as a whole, other than liabilities and obligations incurred in the ordinary course of business, (ii) entered into any transaction that is not in the ordinary course of business that is material to the Partnership Entities, taken as a whole, or (iii) except with respect to Rhino Eastern, issued or granted any securities or paid or declared any dividends or other distributions with respect to any class of its securities.

(nn)                          No Material Adverse Change.  (i) None of the Partnership Entities or their respective subsidiaries, directly or indirectly, has sustained since the date of the latest audited financial statements included in the Time of Sale Information and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree and (ii) since such date there has not been any change in the capitalization or material increase in long-term debt of the Partnership Parties, or any adverse change in or affecting the condition (financial or other), business, prospects, properties or results of operations of the Partnership Parties, taken as a whole, in each case except as set forth or contemplated in the Time of Sale Information and the Prospectus or as would not reasonably be expected to have a Material Adverse Effect.

(oo)                          Stabilization.  The Partnership has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute under the Exchange Act, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(pp)                          Tax Returns.  The Partnership Entities have filed (or have obtained extensions with respect to) all material tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not reasonably be expected to result in a Material Adverse Effect.

(qq)                          Affiliate Transactions.  Except as set forth in the Time of Sale Information and the Prospectus, there is no relationship, direct or indirect, that exists between any of the Partnership Entities on the one hand, and the directors, officers, unitholders, customers or suppliers of any of the Partnership Entities on the other hand that is required by the Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.

(rr)                                Investment Company.  The Partnership is not an “investment company” or a company “controlled by” an investment company, each within the meaning of the Investment Company Act of 1940, as amended.

(ss)                              Title to Properties.  The Partnership Entities and their respective subsidiaries, directly or indirectly, have good and indefeasible title to all real property and good title to all personal property described in the Time of Sale Information and the Prospectus as being owned by it, free and clear of all Liens except (i) such as are described in the Time of Sale Information and the Prospectus or (ii) such as would not reasonably be expected to have a Material Adverse Effect, provided, however, that all real property and buildings held under lease by the Partnership Entities and their respective subsidiaries are, directly or indirectly, held under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties taken as a whole as described in the Time of Sale Information and the Prospectus.

(tt)                                Permits.  Each of the Partnership Entities and their respective subsidiaries has all permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Governmental Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus except for any Governmental Permits that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Partnership Entities and their respective subsidiaries has fulfilled and performed all of its obligations with respect to such Governmental Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Governmental Permits, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus except as described in the Time of Sale Information and the Prospectus or for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(uu)                          Disclosure Controls.  The Partnership maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rules 13a-15 and 15d-15 promulgated under the Exchange Act), that (i) are designed to provide reasonable assurance that material information relating to the Partnership Entities is recorded, processed, summarized and communicated to the principal executive officer, the principal financial officer and other appropriate officers of the General Partner to allow for timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) are effective in all material respects to perform the functions for which they are established to the extent required by Rules 13a-15 and 15d-15 of the Exchange Act.

(vv)                          Books and Records.  Each Partnership Entity (i) makes and keeps accurate books and records and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ww)                      Foreign Corrupt Practices Act.  None of the Partnership Entities, nor, to the knowledge of the Partnership Parties, any director, officer, employee or agent of the Partnership Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977.

(xx)                          No Changes in Internal Controls.  Since June 30, 2013, (i) none of the Partnership Entities has been advised by EY of (A) any significant deficiencies in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the ability of the Partnership Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls over financial reporting affecting any of the Partnership Entities, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership Entities, and (ii) since that date, there have been no significant changes in the internal controls of any of the Partnership Entities that materially affected or are reasonably likely to materially affect any internal controls over financial reporting relating to any of the Partnership Entities.

(yy)                          Environmental Laws.  Except as described in the Time of Sale Information and the Prospectus, each of Partnership Entities and their respective subsidiaries (i) is, and at all times prior hereto within the applicable statute of limitations has been, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) is in material compliance with all terms and conditions of any such permits and (iv) has not received notice of any actual or alleged violation of Environmental Law and does not have any potential liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to obtain or maintain required permits, failure to comply with the terms and conditions of such permits, any notice of alleged violation or any liability in connection with such releases would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as described in the Time of Sale Information and the Prospectus, (x) there are no proceedings that are pending, or known by the Partnership Parties to be contemplated, against any of the Partnership Entities or their respective subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed and (y) none of the Partnership Entities or their respective subsidiaries anticipates material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business for the purchase of equipment used in mining and reclamation or related activities. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(zz)                Money Laundering Laws.  The operations of the Partnership Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(aaa)                   OFAC.  (i) None of the Partnership Entities or, to the knowledge of the Partnership Parties, any director or officer of any of the Partnership Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is, (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) nor (B) located, organized or resident in a country or territory that is the subject of sanctions administered or enforced by OFAC (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria) and (ii) the Partnership Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund any activities or business of any Person currently the subject of sanctions administered or enforced by OFAC.

(bbb)                   Intellectual Property.  Each of the Partnership Entities is the record holder of or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and none of the Partnership Entities has received any notice of any claim of conflict with, any such rights of others, except as such conflict which would not, individually or in the aggregate, have a Material Adverse Effect.

(ccc)                      FINRA Affiliation.  To the knowledge of the Partnership Parties, no officer or director the Partnership Parties has a direct or indirect affiliation or association with any member of the FINRA.

(ddd)                   Insurance.  The Partnership Entities maintain or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated.  All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date and each Additional Closing Date, as the case may be.

(eee)                      ERISA.  The Partnership Entities and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Partnership, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws.  “ERISA Affiliate” means, with respect to the Partnership or any subsidiary thereof, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”), of which the Partnership or such subsidiary is a member.  No “reportable event” (as defined in ERISA, but excluding any event for which the 30-day notice period is waived) has occurred that has not been timely reported or is reasonably expected to occur with respect to any “employee pension benefit plan” established or maintained by the Partnership, its subsidiaries or any of their ERISA Affiliates.  No “employee pension benefit plan” that is subject to Title IV of ERISA and that is established or maintained by the Partnership, its subsidiaries or any of their ERISA Affiliates, if such “employee pension benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA).  Neither the Partnership, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability that will, in the aggregate, result in a Material Adverse Effect either:  (i) under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee pension benefit plan” or (ii) under Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee pension benefit plan” established or maintained by the Partnership, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.

(fff)                         Forward Looking Statements.  Each of the statements made by the Partnership in the Registration Statement, the Time of Sale Information, and the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Act was made or will be made with a reasonable basis and in good faith.

7.                                      Expenses.  Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Partnership Parties agree to pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Partnership’s counsel and accountants in connection with the registration of the Units under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriter and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Prospectus, each Preliminary Prospectus, the Time of Sale Information, the Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) consistent with the provisions of Section 5(g), all expenses in connection with the qualification of the Units for offering and sale under state securities laws or Blue Sky laws; (iv) the fees and expenses associated with listing the Units with the NYSE; (v) the cost of preparing unit certificates; (vi) the costs and charges of any transfer agent or registrar; and (vii) the cost of the tax stamps, if any, in connection with the offering and delivery of the Units to the Underwriter.  Except as provided in this Section 7 and in Section 5(i) hereof, the Underwriter shall pay its own expenses, including the fees and disbursements of its counsel, transfer taxes on any resale of the Units by it, any advertising expenses connected with any offers it may make and the transportation and other expenses incurred by the Underwriter on its own behalf in connection with presentations to prospective purchasers of the Units.

8.                          Indemnification and Contribution.

(a)                                 Subject to the limitations in this Section 8, the Partnership Parties agree to indemnify and hold harmless you and your directors, officers, employees and agents, and each person, if any, who controls you within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 of the Rules and Regulations) of yours who has, or who is alleged to have participated in the distribution of the Units or are involved in effecting the distribution of the Units (such affiliates being referred to herein as “Participating Affiliates”) from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include the Registration Statement, any Preliminary Prospectus, the Time of Sale Information, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements to the foregoing), or any information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by you, any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus or in any amendment or supplement thereto (collectively, the “Offering Materials”), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Preliminary Prospectus, the Time of Sale Information, any Issuer Free

Writing Prospectus or the Prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Partnership Parties by or through you, expressly for use in connection therewith.  This indemnification shall be in addition to any liability that the Partnership Parties may otherwise have.

(b)                                 If any action or claim shall be brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership Parties or the Underwriter or such person, affiliate or Participating Affiliate who may seek indemnity pursuant to subsection (a) or (b), respectively, of this Section 8 (as applicable, the “indemnifying party”), such indemnified party shall promptly notify in writing indemnifying party, but failure to so notify the indemnifying party or any delay in providing such notice shall not relieve such indemnifying party from any liability hereunder except to the extent of any actual prejudice incurred as a result of such failure or delay.  Such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such indemnified party and the payment of all reasonable fees of and expenses incurred by such counsel.  Such indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party(s), and the indemnified party shall have been advised by its counsel in a written opinion, a copy of which is provided by the indemnifying party(s), that one or more legal defenses may be available to the indemnified party that are inconsistent with any legal defenses asserted by the indemnifying party, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of the indemnified party (but the indemnifying party shall not be liable for the fees and expenses of more than one counsel for the indemnified party)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless the indemnified party from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in this Section 8.

(c)                                  The Underwriter agrees to indemnify and hold harmless the Partnership Parties, their directors, officers, agents and any person who controls the Partnership Parties within the meaning of Section 15 of the Act, to the same extent as the foregoing several indemnity from the Partnership Parties to the Underwriter, but only with respect to information furnished in writing by or through the Underwriter expressly for use in the Offering Materials. If any action or claim shall be brought or asserted against the Partnership Parties, any of their directors, any of their officers or any such controlling person based on the Offering Materials, and in respect of which indemnity may be sought against the Underwriter pursuant to this paragraph (c), the Underwriter shall have the rights and duties given to the Partnership Parties by paragraph (b) above (except that if the Partnership Parties shall have assumed the defense thereof the Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriter’s expense), and the Partnership Parties, their directors, officers, agents and any such controlling persons, shall have the rights and duties given to the Underwriter by the immediately preceding paragraph.

(d)                                 In any event, no indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), (i) settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the indemnified parties or any person who controls the indemnified parties is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)                                  If the indemnification provided for in Section 8(a) or (b) is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand, and the Underwriter on the other hand, from the offering and sale of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties on the one hand, and the Underwriter on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand, and the Underwriter on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership Parties bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriter shall have purchased any Additional Units hereunder, any determination of the relative benefits received by the Partnership Parties or the Underwriter from the offering of the Units shall include the net proceeds (before deducting expenses) received by the Partnership Parties and the underwriting discounts and commissions received by the Underwriter, from the sale of such Additional Units, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Partnership Parties on the one hand, and the Underwriter on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties on the one hand, or by the Underwriter on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)                                   The Partnership Parties and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in paragraph (e) above.  The amount paid or payable by an indemnified party as a result of the Damages referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Units underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)                                  Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor.  The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Partnership Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by the Underwriter or any person controlling the Underwriter, the Partnership Parties, their directors or officers or any person controlling the Partnership Parties, (ii) acceptance of any Units and payment therefor hereunder and (iii) any termination of this Agreement. A successor to the Underwriter or any person controlling the Underwriter, or to the Partnership Parties, their directors or officers or any person controlling or affiliated with the Partnership Parties,, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.                                      Conditions of Underwriter’s Obligations.  The several obligations of the Underwriter to purchase the Firm Units or Additional Units, as applicable, hereunder are subject to the following conditions:

(a)                                 The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Rules and Regulations within the applicable time period prescribed for such filing by the Rules and Regulations; all material required to be filed pursuant to Rule 433(d) under the Rules and Regulations shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Rules and Regulations; if the Partnership has elected to rely upon Rule 462(b) under the Rules and Regulations, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement.

(b)                                 You shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus, (i) there shall not have been any change in the capitalization or any material change in the long-term debt of the Partnership Parties, or any adverse change in or affecting the condition (financial or other), business, prospects, properties or results of operations of the Partnership Parties, taken as a whole, in each case, except as set forth or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, and as would not reasonably be expected to have a Material Adverse Effect and (ii) none of the Partnership Entities or their respective subsidiaries, directly or indirectly, has sustained since the date of the latest audited financial statements included in the Time of Sale Information and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree.

(c)                                  The Underwriter shall not have discovered and disclosed to the Partnership Parties on or prior to the Closing Date and each Additional Closing Date, as the case may be, that the Prospectus contains an untrue statement of a fact which, in the opinion of counsel to the Underwriter and counsel to the Partnership Parties, is material or omits to state a fact which, in the opinion of such counsels, is material and is required to be stated therein or is necessary, in the light of the circumstances under which such statements were made, to make the  statements therein not misleading.

(d)                                 You shall have received on the Closing Date or each Additional Closing Date, as the case may be, an opinion of Vinson & Elkins L.L.P., counsel to the Partnership Parties, in form and substance reasonably satisfactory to the Underwriter, substantially to the effect set forth in Exhibit B-1 hereto.

(e)                                  You shall have received on the Closing Date or each Additional Closing Date, as the case may be, an opinion of Whitney C. Kegley, Vice President, Secretary and General Counsel of the General Partner, in form and substance reasonably satisfactory to the Underwriter substantially to the effect set forth in Exhibit B-2 hereto.

(f)                                   You shall have received on the Closing Date or each Additional Closing Date, as the case may be, an opinion of Latham & Watkins LLP, as counsel for the Underwriter, dated the Closing Date or Additional Closing Date, as the case may be, with respect to the offering and sale of the Units, the Registration Statement and other related matters as you may reasonably request, and the Partnership Parties and their counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(g)                                  You shall have received letters addressed to you and dated the date hereof and the Closing Date or each Additional Closing Date, as the case may be, from (i) Deloitte, (ii) EY, (iii) Norwest, (iv) Boyd, (v) Cardno and (vi) Ryder Scott with respect to the Partnership, substantially in the forms heretofore approved by you.

(h)                                 (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Partnership Entities, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; and (iii) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith.

(i)                                     You shall have received a certificate of the Partnership, signed on behalf of the Partnership by the Chief Executive Officer and the Chief Financial Officer of the General Partner, dated the Closing Date or each Additional Closing Date, as the case may be, to the effect that the signers of such certificate have examined the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that: (i) the representations and warranties of the Partnership Parties in this Agreement are true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date or each Additional Closing Date, as the case may be, with the same effect as if made on such Closing Date or Additional Closing Date, as the case may be, and the Partnership Parties have complied with all the agreements and satisfied all the conditions, in each case, in all material respects, on its part to be performed or satisfied at or prior to the Closing Date or Additional Closing Date, as the case may be, (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; (iii) since the date of the most recent financial statements included or incorporated by reference in the Time of Sale Information and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Information and the Prospectus and (iv) the Registration Statement, as of the Effective Date, the Prospectus, as of its date and on the Closing Date or each Additional Closing Date, as the case may be, or the Time of Sale Information, as of the Time of Sale, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.

(j)                                    The Partnership Parties shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

(k)                                 At or prior to the Closing Date, you shall have received the Lock-Up Agreements from each of the parties listed on Schedule III hereto substantially in the form of Exhibit A attached hereto.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

The several obligations of the Underwriter to purchase Additional Units hereunder are subject to the satisfaction on and as of each Additional Closing Date of the conditions set forth in this Section 9, except that, if each Additional Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of each Additional Closing Date and the opinions or letters called for by paragraphs (d), (e), (f) and (g) shall be revised to reflect the sale of Additional Units.

If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Partnership Parties of such termination in writing at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

10.                               Effective Date of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by each of the parties hereto.

11.                               Termination of Agreement.  This Agreement shall be subject to termination in your absolute discretion, without liability on the part of the Underwriter to the Partnership Parties by notice to the Partnership Parties, if prior to the Closing Date or each Additional Closing Date (if different from the Closing Date and then only as to the Additional Units), as the case may be, (i) trading in the Common Units shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or materially limited, or minimum prices shall have been generally established on such exchange, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market or deliver the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto). Notice of such termination shall be promptly given to the Partnership Parties and their counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

12.                               Information Furnished by the Underwriter.

(a)                                 The Partnership Parties acknowledge that (i) the first, second and fourth sentences of the fourth paragraph, (ii) each paragraph under the sub-caption “Stabilization,” (iii) the paragraph under the sub-caption “Relationships,” (iv) the first paragraph under the sub-caption “Electronic Prospectus”, and (v) the paragraph under the sub-caption “FINRA Rules”, each under the caption “Underwriting” in the Preliminary Prospectus and Prospectus, constitute the only information furnished by or through you or on your behalf as such information is referred to in Sections 6(d), 6(e), 6(h), 6(i) and 8 hereof.

13.                               Miscellaneous.  Except as otherwise provided in Section 5 and Section 11 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(a)                                 to the Partnership Parties

Whitney C. Kegley
424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
Tel:  (859) 389-6500
Fax:  (859) 389-6588

with a copy to

Mike Rosenwasser
Brenda K. Lenahan
Vinson & Elkins L.L.P.
666 Fifth Avenue, 26th Floor
New York, New York 10103
Tel: (212) 237-0000
Fax: (212) 237-0100

(b)                                 to the Underwriter

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida  33716
Attention:  John Critchlow
Tel:  (800) 248-8863
Fax:  (727) 567-8247

This Agreement has been and is made solely for the benefit of the Underwriter, the Partnership Parties and their directors and officers and other controlling persons referred to in Section 8 hereof, and no other person shall acquire or have any right under or by virtue of this Agreement.  Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from the Underwriter of any of the Units in his status as such purchaser.

14.                               No Fiduciary Duty.  Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter, the Partnership Parties acknowledge and agree that (i) nothing herein shall create a fiduciary or agency relationship between the Partnership Parties, on the one hand, and the Underwriter, on the other hand; (ii) the Underwriter has been retained solely to act as underwriter and is not acting as advisor, expert or otherwise, to the Partnership Parties in connection with this offering, the sale of the Units or any other services the Underwriter may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Partnership Parties, on the one hand, and the Underwriter, on the other hand, is entirely and solely commercial, and the price of the Units was established by the Partnership Parties and the Underwriter based on discussions and arms’ length negotiations and the Partnership Parties understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriter may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Partnership Parties acknowledge that the Underwriter may have financial interests in the success of the this offering that are not limited to the difference between the price to the public and the purchase price paid to the Partnership by the Underwriter for the Units and that such interests may differ from the interests of the Partnership Parties.  The Partnership Parties hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Partnership Parties may have against the Underwriter with respect to any breach or alleged breach of fiduciary duty and agree that the Underwriter shall have no liability (whether direct or indirect) to the Partnership Parties in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Partnership Parties or any of their respective members, managers, employees or creditors.

15.                               Applicable Law; Counterparts.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

16.                               USA PATRIOT Act.  In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Partnership Parties, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

17.                               Successors and Assigns.  This Agreement shall be binding upon the Underwriter and the Partnership Parties and their successors and assigns and any successor or assign of any substantial portion of the Partnership Parties and the Underwriter’s respective businesses and/or assets.  No purchaser of any of the Units from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18.                               Waiver of Jury Trial.  The Partnership Parties and the Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

[SIGNATURE PAGE FOLLOWS]

Please confirm that the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriter.

Very truly yours,

RHINO RESOURCE PARTNERS LP

By: Rhino GP LLC, its general partner

By:	/s/ David Zatezalo
David Zatezalo
Chief Executive Officer

RHINO GP LLC

By:	/s/ David Zatezalo
David Zatezalo
Chief Executive Officer

Signature Page to Underwriting Agreement

CONFIRMED as of the date first above mentioned.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Mark Huhndorff
Name:	Mark Huhndorff
Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I

ISSUER FREE WRITING PROSPECTUS

None.

Schedule I to Underwriting Agreement

SCHEDULE II — ORALLY CONVEYED PRICING INFORMATION

1.                          Public offering price:  $12.30 per Common Unit

2.                          Number of Common Units offered: 1,100,000

Schedule II to Underwriting Agreement

SCHEDULE III — SIGNATORIES TO LOCK-UP LETTERS

•      Rhino Energy Holdings LLC

•      Wexford Capital LP

•      Wexford GP LLC

•      Charles E. Davidson

•      Mark D. Zand

•      Jay L. Maymudes

•      Arthur H. Amron

•      Kenneth A. Rubin

•      Mark L. Plaumann

•      Douglas Lambert

•      James F. Tompkins

•      Joseph M. Jacobs

•      David G. Zatezalo

•      Richard A. Boone

•      Reford C. Hunt

•      Christopher I. Walton

•      Whitney C. Kegley

Schedule III to Underwriting Agreement

EXHIBIT A

September [ • ], 2013

RAYMOND JAMES & ASSOCIATES, INC.

c/o Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, FL 33716

Re:                          Rhino Resource Partners LP -
Restriction on Common Unit Sales

Dear Madams and Sirs:

The undersigned understands that you (the “Underwriter”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriter of common units (the “Common Units”) representing limited partner interests in Rhino Resource Partners LP, a Delaware limited partnership (the “Partnership”), and that the Underwriter proposes to reoffer the Common Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that without the prior written consent of Raymond James & Associates, Inc., that the undersigned will not (i) offer for sale, sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Common Units, or any securities convertible into or exchangeable for any Common Units held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Securities”), pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending 45 days after the date of the Prospectus first filed pursuant to Rule 424(b) promulgated under the Act, inclusive (the “Lock-Up Period”) or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Partnership to register under the Act the undersigned’s Disposition of any of the Lock-Up Securities, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Partnership under the Act, including under the Registration Statement, during the Lock-Up Period, notwithstanding the foregoing, if (x) during the last 17-days of the Lock-Up Period, the Partnership issues a release concerning earnings or material news or a material event relating to the Partnership occurs; or (y) prior to the expiration of the Lock-Up Period, the Partnership

Exhibit A-1

announces it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period; the restrictions imposed in this letter agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Securities during the Lock-Up Period, even if such Lock-Up Securities would be disposed of by someone other than such holder.  Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Securities.

Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply:

(ii)       to the Common Units being offered in the prospectus included in the Registration Statement;

(iii)      to any grant or exercise of options, rights or warranties with respect to any Common Units or securities convertible into or exchangeable for Common Units, pursuant to any employee benefits plans, qualified option plans or other employee or director compensation plans or arrangements; or

(iv)      (1) to an affiliate or (2) as a bona fide gift (provided that in the case of any such transfer (A) the transferee or donee shall execute and deliver a lock-up letter agreement substantially in the form of this lock-up letter agreement and (B) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of Common Units, shall be required or voluntarily made during the Lock-Up Period).

It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, you will release the undersigned from the obligations under this letter agreement.

Exhibit A-2

In furtherance of the foregoing, the Partnership and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this letter.  This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.  Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

Exhibit A-3

EXHIBIT B-1

FORM OF OPINION OF VINSON & ELKINS L.L.P.

Annex 1 to Exhibit B-1

EXHIBIT B-2

FORM OF OPINION OF WHITNEY C. KEGLEY

Exhibit B-2 - 1